EXHIBIT 23(D)(XII)(B)


                                AMENDED EXHIBIT A
                       TO THE EXPENSE LIMITATION AGREEMENT
                             DATED NOVEMBER 1, 2007

--------------------------------------------------- --------------------------- --------------------------------------
FUND NAME                                           EXPENSE LIMITATION                    TERMINATION DATE
--------------------------------------------------- --------------------------- --------------------------------------
Multi-Manager Large-Cap                                       1.00%                         July 1, 2013

Multi-Manager Small-Cap                                       1.25%                         July 1, 2013

Aggressive Asset Allocation                                   0.50%                         July 1, 2013

Moderate Asset Allocation                                     0.50%                         July 1, 2013

Conservative Asset Allocation                                 0.50%                         July 1, 2013

ETF Allocation Fund                                           0.70%                         July 1, 2013

-------------------------------------------------- --------------------------- --------------------------------------

Amended October 20, 2008